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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners
SDG Macerich Properties, L.P.
and The Macerich Company

We consent to the incorporation by reference in the registration statements of The Macerich Company on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-80129), Form S-3 (File No. 333-88718), Form S-3 (File No. 333-107063), Form S-3 (File No. 333-109733), Form S-3 (File No. 333-121630), Form S-3 (File No. 333-130993) and Form S-8 of our report dated March xx, 2006, relating to the balance sheets of SDG Macerich Properties, L.P. as of December 31, 2005 and 2004, and the related statements of operations, cash flows, and partners' equity for each of the years in the three- year period ended December 31, 2005, and the related financial statement schedule, which report appears in the December 31, 2005 Annual Report on Form 10-K of The Macerich Company.

KPMG LLP
Indianapolis, Indiana
March 9, 2006

170     The Macerich Company

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM